                                                                      EXHIBIT 3A

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                                GATX CORPORATION
                Under Section 805 of the Business Corporation Law

         We, the undersigned, being the Vice President and Assistant Secretary, of GATX Corporation, a Corporation incorporated under the laws of the State (the "Corporation"), HEREBY CERTIFY THAT;

         1. The name of the Corporation is GATX Corporation. The name under which the Corporation was formed is General American Tank Car Corporation.

         2. The Certificate of Incorporation of the Corporation was filed in the of State New York on July 5,1916.

         3. A. The Certificate of Incorporation is hereby amended to decrease the number of authorized shares of the series of preferred stock designated as Convertible Adjustable Preferred Stock by 800,000 to zero and to eliminate all matters with respect to such series from the Certificate of Incorporation.

            B. None of the authorized shares of Convertible Adjustable Preferred Stock are outstanding, and none will be issued subject to the Certificate of Incorporation hereafter.

            C. To effect the foregoing, Article THIRD.C. of the Certificate of Incorporation is hereby deleted in its entirety and in substitution therefor, Article THIRD.C. shall be shown as "[Intentionally Omitted]."

         4. A. The Certificate of Incorporation is hereby amended to decrease the number of authorized shares of the series of preferred stock designated as Series I Junior Participating Preferred Stock by 300,000 to zero and to eliminate all matters with respect to such series from the Certificate of Incorporation.

            B. None of the authorized shares of Series 1 Junior Participating preferred Stock are outstanding, and none will be issued subject to the Certificate of Incorporation hereafter.

            C. To effect the foregoing, Article THIRD.D. of the Certificate of Incorporation is hereby deleted in its entirety and in substitution therefor, Article THIRD.D. shall be shown as "[Intentionally Omitted]."

         5. A. The Certificate of Incorporation is hereby amended to decrease the number of authorized shares of the series of preferred stock designated as $3.875 Cumulative Convertible Preferred Stock by 3,680,000 to zero and to eliminate all matters with respect to such series from the Certificate of Incorporation.

            B. None of the authorized shares of $3.875 Cumulative Convertible Preferred Stock are Outstanding, and none will be issued subject to the Certificate of incorporation hereafter.

            C. To effect the foregoing, Article THIRD.E. of the Certificate of Incorporation is hereby deleted in its entirety and in substitution therefor, Article THIRD.E. shall be shown as "[Intentionally Omitted]."

         6. A. The Certificate of Incorporation is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of the shares of a new series of Series 2 Junior Participating Preferred Stock as fixed by the Board of Directors of the Corporation, as authorized by Article THIRD of the Certificate of Incorporation.

         B. To effect the foregoing, the Certificate of Incorporation is hereby amended by adding the following provision as Article THIRD.F:

         THIRD.F: A series of preferred stock, $1.00 par value per share, of the Corporation (such preferred stock being herein referred to as "Preferred Stock," which term shall include any additional shares of preferred stock of the same class heretofore or hereafter authorized to be issued by the Corporation), Consisting of 120,000 shares is hereby created, and the number, designation, relative rights, preferences and limitations thereof are as follows:

         Section 1. Designation and Number. There shall be a series of Preferred Stock of the Corporation which shall be designated as "Series 2 Junior Participating Preferred Stock," $1.00 par value per share (hereinafter called "Series 2 Junior Preferred Stock"), and the number of shares constituting such series shall be 120,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation and by the filing of a Certificate of Amendment of Certificate of Incorporation pursuant to the provisions of the New York Business Corporation Law stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series 2 Junior Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series 2 Junior Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series 2 Junior Preferred Stock with respect to dividends, the holders of shares of Series 2 Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a

"Quarterly Dividend Payment Date."), commencing on the first Quarterly Dividend Payment Date after the first Issuance of a share or fraction of a share of Series 2 Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (hereinafter defined) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the common stock, par value $0.625 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 2 Junior Preferred Stock. If the Corporation shall at any time following July 24,1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series 2 Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series 2 Junior Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (C) No dividend or distribution (other than a dividend payable in shares of Common Stock) shall be paid or payable to the holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of shares of Series 2 Junior Preferred Stock.

         (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 2 Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 2 Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 2 Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 2 Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Series 2 Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series 2 Junior Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each one one-thousandth of a share of Series 2 Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. If the Corporation shall at any time following July 24,1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the Outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series 2 Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or in the Restated Certificate of Incorporation, as amended from time to time, or by law, the holders of shares of Series 2 Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) (i) Whenever, at any time or times, dividends payable on any share or shares of Series 2 Junior Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Preferred Stock shall have the exclusive right, voting separately as a single class, to elect a total of two directors of the Corporation. Such two directors shall be elected initially at a special meeting of shareholders of the Corporation or at the Corporation's next annual meeting of shareholders, and subsequently at each annual meeting of shareholders, as provided below. The term of office of the two directors so elected shall end on the date of the annual meeting following such election. At elections for such directors, the holders of shares of Series 2 Junior Preferred Stock shall be entitled to cast one vote for each one one-thousandth of a share of Series 2 Junior Preferred Stock held.

             (ii) Upon the vesting of such right of the holders of the Preferred Stock, the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Preferred Stock as hereinafter set forth. A special meeting of the shareholders of the Corporation then entitled to vote shall be called by the Chairman or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Corporation, the holders of the shares of the Preferred Stock shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors of the Corporation. The term of office of the two directors so elected shall end on the date of the annual meeting following such election. At any and all such meetings for such election, the holders of a majority of the outstanding shares of the Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a plurality of shares held by such shareholders present or represented at the meeting. Any director elected by holders of shares of the Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such director, with or without cause. In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of directors. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Preferred Stock.

             (iii) The right of the holders of the Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the shares of the Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of the Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Preferred Stock pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this Section.

         (D) Except as set forth herein or in the Restated Certificate of Incorporation, as amended from time to time, holders of Series 2 Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other capital stock of the Corporation as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series 2 Junior Preferred Stock as provided in Section 2 hereof are in arrears, hereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 2 Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Junior Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Junior Preferred Stock, except dividends paid ratably on the Series 2 Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 2 Junior Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Series 2 Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after Consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any direct or indirect subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series 2 Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Junior Preferred Stock unless, prior thereto, the holders of shares of Series 2 Junior Preferred Stock shall have received $.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series 2 Liquidation Preference"). Following the payment of the full amount of the Series 2 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series 2 Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series 2 Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series 2 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series 2 Junior Preferred Stock and Common Stock, respectively, holders of Series 2 Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) If, however, there are not sufficient assets available to permit payment in full of the Series 2 Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series 2 Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

         (C) If the Corporation shall at any time following July 24,1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation. Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series 2 Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) Subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 2 Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number or shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series 2 Junior Preferred Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted.

         Section 9. Ranking. The Series 2 Junior Preferred Stock shall rank junior to all other series of the Corporation's preferred stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series 2 Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series 2 Junior Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series 2 Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series 2 Junior Preferred Stock.

         7. The amendments to the Certificate of Incorporation of the Corporation set forth in paragraphs 3, 4, 5 and 6 of this Certificate were authorized by the Board of Directors of the Corporation at a meeting of the Board of Directors duly held on July 24,1998 pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

         IN WITNESS WHEREOF, we have made and signed this Certificate this 24th day of July, 1998, and we affirm under penalty of perjury that the statements contained herein are true.

                                                      /s/ DAVID B. ANDERSON
                                                      ------------------------
                                                      David B. Anderson
                                                      Vice President


                                                      /s/ JANET M. DONGARRA
                                                      ------------------------
                                                      Janet M. Dongarra
                                                      Assistant Secretary

                              Certificate of Change
                                       OF
                                GATX CORPORATION

              (Under Section 805-A of the Business Corporation Law)

            FIRST: The name of the corporation (the "corporation") is

                                GATX CORPORATION

               The name under which the corporation was formed is

                      GENERAL AMERICAN TANK CAR CORPORATION

              SECOND: The certificate of incorporation of the corporation was filed by the Department of State on 07-05-1916

              THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon said Secretary of State and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are substituted in lieu thereof:

              "The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o THE PRENTICE-HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207."

              "The name and the address of the registered agent of the corporation are THE PRENTICE-HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207. Said registered agent is to be the agent upon which process against the corporation may be served."

              FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of State of New York is required to mail copies of process and the registered agent of the corporation.

              IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

         Date:    March 3, 1997

                           THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                           s/ William G. Popeo
                           ---------------------------------
                           William G. Popeo, Vice President
                           s/ John H. Pelletier
                           ----------------------------------
                           John H. Pelletier, Asst. Secretary




                              CERTIFICATE OF CHANGE

                                       OF

                                GATX CORPORATION

              (Under Section 805-A of the Business Corporation Law)
















         Anne Grigorakos
         THE PRENTICE-HALL CORPORATION SYSTEM, INC.
         375 Hudson Street, 11th Floor
         New York, New York  10014

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                GATX CORPORATION

                Under Section 805 of the Business Corporation Law
                            of the State of New York

         Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York (the "New York Business Corporation Law"), the undersigned, David B. Anderson and Janet M. Dongarra, being respectively a vice president and an assistant secretary of GATX Corporation (the "Corporation"), hereby certify:

         FIRST: The name of the Corporation is GATX CORPORATION. The name under which the Corporation was formed was General American Tank Car Corporation.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on July 5, 1916.

         THIRD: At a meeting of the Board of Directors of the Corporation duly held on January 30, 1998 resolutions were duly authorized (i) proposing that Article THIRD of the Certificate of Incorporation of the Corporation be amended (the "Amendment") to increase the number of authorized shares of Common Stock, $.625 par value (the "Common Stock"), of the Corporation from 60,000,000 to 120,000,000 shares, (ii) declaring the Amendment to be advisable and recommending to the shareholders of the Corporation entitled to vote thereon that the Amendment be authorized by them at a meeting of shareholders, and (iii) directing that the Amendment be considered by the shareholders of the Corporation entitled to vote thereon at the 1998 annual meeting of shareholders of the Corporation scheduled to be held on April 24, 1998. The resolution setting forth the Amendment is as follows:

         RESOLVED, that the first paragraph of Article THIRD of the Certificate of Incorporation of the Corporation is hereby deleted and the following is substituted therefor:

         "THIRD: The aggregate number of shares which the corporation shall have authority to issue is 120,000,000 shares of Common Stock, of the par value of 62-1/2" each, and 5,000,000 shares of Preferred Stock, of the par value of $1 each."

         FOURTH: The Amendment to the Certificate of Incorporation of the Corporation as set forth in paragraph third of this Certificate was duly authorized by the shareholders of the Corporation entitled to vote thereon at a meeting of the shareholders duly held on April 24, 1998 subsequent to the approval thereof by the Board of Directors.

         IN WITNESS WHEREOF, we have signed and verified this Certificate on the 4th day of May, 1998.




David B. Anderson
Vice President, General Counsel
And Secretary



Janet M. Dongarra
Assistant Secretary


STATE OF ILLINOIS )
                  )       ss.
COUNTY OF COOK    )

         Janet M. Dongarra, being first duly sworn, deposes and says that she is an Assistant Secretary of GATX CORPORATION, that she has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.




Janet M. Dongarra



Sworn to before me
this 4th day of May, 1998



Notary Public

My Commission Expires:
                        ---------------

                              CERTIFICATE OF CHANGE

                                       OF

                                GATX CORPORATION

              (Under Section 805-A of the Business Corporation Law)


         FIRST: The name of the corporation is GATX Corporation. The name under which the corporation was formed is General American Tank Car Corporation.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on July 5, 1916.

         THIRD: The Certificate of Incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the Corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the name and address of the registered agent; and, to accomplish said changes, the statement in the Certificate of Incorporation relating to said post office address is hereby stricken and the following statement is substituted in lieu thereof and a change of registered agent is hereby to read as follows:

         "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023-7773."

         "The name and the address of the registered agent of the corporation are The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023-7773. Said registered agent is to be the agent upon which press against the corporation may be served.

         IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:  July 26, 1991

Name of Signer:   /s/ Paul A. Heinen
                  ------------------
                  Paul A. Heinen, Vice President



Name of Signer:   /s/ J. M. Alonso
                  ----------------
                  J. M. Alonso, Asst. Secretary